EXHIBIT 3.3


                           AMENDED AND RESTATED BYLAWS

                                       OF

                         MICROTEK MEDICAL HOLDINGS, INC.

                                   ARTICLE ONE

                                     Offices

     1.1  Registered   Office  and  Agent.  The  Corporation  shall  maintain  a
registered office and shall have a registered agent whose business office is identical with such registered office.

     1.2 Other Offices. The Corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

                                   ARTICLE TWO

                              Shareholders Meetings

     2.1 Place of Meetings. Meetings of the shareholders may be held on the call of the President at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, or if no place is so specified, at the principal office of the Corporation.

     2.2 Annual Meetings. The annual meeting of shareholders shall be held on such date following the close of the Corporation's fiscal year as shall be designated by the Board of Directors for the purpose of electing Directors and transacting any and all business that may properly come before the meeting. At the annual meetings of shareholders, the order of business shall be as determined by the Chairman of the meeting.

     2.3 Substitute Annual Meeting. In the event that such annual meeting is not held on the day designated pursuant to Section 2.2, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as conveniently may be thereafter, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for special shareholders' meetings.

     2.4 Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as may designated in the notice of said meetings upon call of the Board of Directors or of the President, or of the Secretary or at the request in writing of two or more Directors or of shareholders owning at least a majority of the issued and outstanding capital stock of the Corporation entitled to vote thereat. Any such request shall state the purpose for which the meeting is to be called.


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     2.5 Notice of Meetings.  Unless waived as contemplated in Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to state, at the beginning of the meeting, an objection or objections to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof except as may otherwise be required by law, either personally or by mail, by or at the, direction of the President or Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. When a meeting is adjourned to another time or place, unless after the adjournment the Board fixes a new record date for the adjourned meeting (which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting), it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if at the adjourned meeting business which might have been transacted on the original date of the meeting is transacted.

     2.6 Quorum. At all meetings of the shareholders, the presence, in person or by proxy, of the holders of more than one half of the votes entitled to be cast on a manner by a voting group shall constitute a quorum of that voting group for action on that matter, unless a statute, the Articles of Incorporation or a provision of these Bylaws provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set or must be set for that adjourned meeting. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to
Section 2.9.

     2.7 Voting of Shares. Except as may otherwise be provided by the Articles of Incorporation or by agreement of the shareholders pursuant to Section 2.12 hereof, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy. Cumulative voting shall not be permitted. If a quorum exists, action on a matter (other than election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a different vote is required by statute, by the Articles of Incorporation, or by these Bylaws.

     2.8 Proxies. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the Secretary of the shareholders meeting for examination or to a proxy officer or committee



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appointed by the person  presiding at the meeting.  The Secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted, and reference by the Secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

     2.9 Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned, except as may otherwise be specified in these Bylaws, including Section 2.5. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

     2.10 Action of Shareholders Without a Meeting. Subject to such further conditions as may be required by law, any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by each of the shareholders entitled to vote on the date on which the last such shareholder signs such approval and consent and upon the filing of such approval and consent with the officer of the Corporation having custody of its books and records. Such approval and consent so filed shall have the same effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

     2.11 List of Shareholders. A complete list of the shareholders entitled to vote at an ensuing meeting of shareholders arranged in alphabetical order with the address of, and the number and class and series, if any, of voting shares held by each shall be prepared by the Secretary, or other officer of the Corporation having charge of the stock ledger, and shall be produced and kept open at the time and place of the meeting and during the whole time of said meeting shall be open to the examination of any shareholder. If the requirements of this section have not been substantially complied with, the meeting shall, on the reasonable demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     2.12 Shareholder Agreements. In addition to those shareholder agreements authorized by Official Code of Ga. Ann. ss. 14-2-627, the holders of all or any portion of the outstanding and issued stock of the Corporation may enter into an agreement or agreements among themselves, and the Corporation also, if it so elects, or between a single shareholder and the Corporation if it so elects, concerning the transferability of the stock of the Corporation, and such agreement, where not otherwise contrary to law, shall be effective to establish the conditions of and methods of transferability of the stock of the Corporation to the extent attempted by said agreement.

     2.13 Advance Notice of Shareholder Nominations and Proposals. Nominations of persons for election to the Board of Directors and proposals of business to be transacted by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice with respect to such


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meeting,  (b) by or at the  direction of the Board of  Directors,  or (c) by any shareholder of record of the Corporation who was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section.

     For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the foregoing paragraph, (1) the shareholder must have given timely notice thereof in writing to the
Secretary of the Corporation, (2) such business must be a proper matter for shareholder action under the Georgia Business Corporation Code, (3) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, indicates that such shareholder or beneficial owner has solicited or intends to solicit proxies, such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such notice to the Company the proxy statement and form of proxy utilized or to be utilized by such person, and (4) if such shareholder's notice fails to indicate that such shareholder, or beneficial owner on whose behalf any such proposal or nomination is made, has solicited or intends to solicit proxies with respect to any proposal or nomination being made by such shareholder or beneficial owner, the shareholder or beneficial owner proposing such business or nomination must not have solicited, and must represent that he, she or it will not solicit, proxies for such proposal or nomination. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall contain such person's written consent to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, and of such beneficial owner, as they appear on the Corporation's books, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether such shareholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage


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of the  Corporation's  voting shares required under  applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees.

     Only persons  nominated in accordance with the procedures set forth in this
Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

     Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any shareholder of record of the Corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13. Nominations by shareholders of persons for election to the Board may be made at such a special meeting of shareholders if the stockholder's notice required by the second paragraph of this Section 2.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 2.13, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                  ARTICLE THREE

                             The Board of Directors

     3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise


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all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     3.2 Number, Election and Term of Office. Unless Georgia law permits a lesser number, the number of Directors of the Corporation shall be not less than three (3) nor more than twenty (20), the precise number to be fixed by resolution of the shareholders or the Board of Directors from time to time, except that the initial number of the Board of Directors shall be fixed by the Articles of Incorporation and remain effective until modified by resolution of the shareholders or the Board of Directors. Except as provided in Section 3.4, the Directors shall be elected by plurality vote of the shares represented at the annual meeting. Each Director, except in the case of death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

     3.3 Removal. Any Director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote at an election of Directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed Director's successor may be elected at the same meeting to serve the unexpired term.

     3.4 Vacancies. Vacancies, including vacancies resulting from any increase in the number of Directors, but not including vacancies resulting from removal from office by the shareholders, may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and a Director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless sooner displaced. If there are no Directors in office, then vacancies shall be filled through election by the shareholders.

     3.5 Compensation. Directors may receive such compensation for their services as Directors as may from time to time be fixed by vote of the Board of Directors (or any duly constituted committee thereof) or the shareholders. A Director may also serve the Corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

     3.6 Chairman. The Board of Directors may elect one of the Directors as Chairman of the Board by majority vote. The term of the Chairman shall be the same as the term of the Director. The Chairman shall preside at all meetings of the Board of Directors and shall have such other duties as the Board may from time to time prescribe.

                                  ARTICLE FOUR

                       Meetings of the Board of Directors

     4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after each annual meeting of the shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other


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meetings to occur at regular intervals throughout the year.

     4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his absence by the Secretary of the Corporation, or by any two Directors in office at that time.

     4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

     4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the Directors of the Corporation. Unless waived as contemplated in Section 5.2, the President or Secretary of the Corporation or any Director thereof shall give notice to each Director of each special meeting stating the time and place of the meeting. Such notice shall be given by mailing a notice of the meeting at least four (4) days before the date of the meeting, or by telephone, telegram, cablegram, facsimile or personal delivery at least twenty-four (24) hours before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a Director at a meeting shall constitute waiver of notice of such meeting, except where the Director states, at the beginning of the meeting, his objection or objections to the transaction of business at the meeting.

     4.5 Quorum. At meetings of the Board of Directors, the presence of at least one-half (1/2) of the Directors then in office (but not less than two (2) Directors unless Georgia law otherwise permits) shall be necessary to constitute a quorum for the transaction of business.

     4.6 Vote Required for Action. Except as otherwise provided in this section or by law, the act of a majority of the Directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors. Adoption, amendment and repeal of a Bylaw is provided for in Article Eleven of these Bylaws. Vacancies in the Board of Directors may be filled as provided in
Section 3.4 of these Bylaws.

     4.7 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all the Directors and such written consent is filed with the minutes of the proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

     4.8 Telephone Conference Calls. Unless otherwise prohibited by the Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.8 shall constitute presence in person at such meeting.



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     4.9  Presumption  of Assent.  A Director who is present at a meeting of the
Board of Directors shall be presumed to have concurred in any action taken at the meeting, unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting any business at it, his dissent or abstention from the action is entered in the minutes of the meeting or unless he submits his written dissent or abstention to the presiding officer of the meeting before adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who, being present at the meeting, voted for such action.

     4.10 Committees. The Board of Directors may by resolution passed by the majority of the whole board, designate from among its members one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors in the managements of the business and affairs of the Corporation, except that it shall have no authority with respect to (1) amending the Articles of Incorporation or these Bylaws; (2) adopting a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; and (4) a voluntary dissolution of the Corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each committee may determine its action and may fix the time and place of its meetings, unless otherwise provided by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                  ARTICLE FIVE

                                Notice and Waiver

     5.1 Procedure. Whenever these Bylaws require notice to be given to any shareholder or Director, the notice shall be given as prescribed in Sections 2.5 or 4.4 for any shareholder or Director, respectively. Whenever notice is given to a shareholder or Director by mail, the notice shall be sent first-class mail (except that if this Corporation has more than 500 shareholders of record entitled to vote at a meeting, notice may be given by a class of mail other than first class mail provided that the notice of the meeting is mailed, with adequate postage prepaid, not less than thirty (30) days before the date of the meeting) by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or Director at his address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

     5.2 Waiver. Notice of a meeting need not be given to any shareholder or Director who signs a waiver of such notice, in person or by proxy, either before or after the meeting. Unless otherwise required by law or by these Bylaws, neither the business transacted nor the purpose of the meeting need be specified in the waiver. Attendance of a shareholder or Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all


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objections to the place of the meeting,  the time of the meeting,  or the manner in which it has been called or convened, except when such shareholder or Director attends such meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

                                   ARTICLE SIX

                                    Officers

     6.1 Number. The Executive Officers of the Corporation shall consist of the President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and a Treasurer. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Corporation, but the Corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     6.2 Election and Term. All Executive Officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

     6.3 Compensation. The compensation of all Executive Officers of the Corporation shall be fixed by the Board of Directors.

     6.4 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors at any meeting with respect to which notice of such purpose has been given to the members thereof.

     6.5 Powers and Duties. The Executive Officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice President or Vice Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such offices and shall generally assist the President, Secretary or Treasurer, respectively.

     Without limitation upon any of the foregoing:

          (a) The President shall be the chief executive and operational officer of the Corporation and shall have general supervision of the affairs of the Corporation and full control of and responsibility for said affairs. He shall preside at the meetings of shareholders and (unless a different Chairman shall be elected by the Board of Directors) at the meetings of the Board of Directors.

          (b) The Secretary shall issue notices for and keep minutes of all corporate meetings and shall have charge of the corporate seal and of all corporate books, stock books and other like records of the Corporation.

          (c) The Treasurer shall have custody and control of all funds and of all financial records of the Corporation.

     6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in these Bylaws or as may, from time to time, be prescribed by the Board of Directors or the Chairman of the Board.

     6.7 Bonds. The Board of Directors may by resolution require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

     6.8 Voting Securities of the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and vote at a meeting of security holders of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers instant to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

                                  ARTICLE SEVEN

                                    Dividends

     7.1 Declaration and Payment of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions, if any, of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law and with due regard to the Official Code of Ga. Ann.ss.14-2-640. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Articles of Incorporation.

     7.2 Reserves. Before the payment of any dividend or the making of any distribution of profit, there may be set aside out of any funds of the Corporation such sums, if any, as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, to pay and discharge indebtedness, or to fulfill other purposes which the Board of Directors shall deem to be in the best interest of the Corporation.

                                  ARTICLE EIGHT

                                     Shares

     8.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be as set forth from time to time in the Articles of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum authorized by the Articles of Incorporation and the minimum requirements of the Articles or Georgia law.

     8.2 Share Certificates. Interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation's books. Each certificate shall be signed by the President, or other chief executive officer, or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers.

     8.3 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer or registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     8.4 Transfers of Shares.

          (a) Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 8.5 of these Bylaws shall have been complied with.

          (b) With respect to any securities of this Corporation issued in reliance on the exemption from registration provided by Regulation S ("Regulation S ") of the Securities Act of 1933 (the "1933 Act"), the Corporation shall refuse to register any transfer of such securities of the Corporation not made in accordance with Regulation S; provided, however, that if foreign law prevents the Corporation from refusing to register securities transfers, the Corporation shall implement other reasonable procedures, including, without limitation, placement of a legend on such securities of the Corporation to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, to prevent any transfer of such securities of the Corporation not made in accordance with the provisions of Regulation S.

     8.5 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     8.6 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days (and in the case of a shareholders meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     8.7 Record Date if None Fixed.  If no record date is fixed,  as provided in
Section 8.6 of these Bylaws, then the record date for any determination of shareholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

     8.8 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

     8.9 Fair Price Requirements. In accordance with Official Code of Ga. Ann.ss.14-21113, this Corporation has elected that all of the requirements of
Part 2 of Article 11 of the Georgia Business Corporation Code shall be applicable to this Corporation.

     8.10 Business Combinations with Interested Stockholders. In accordance with Official Code of Ga. Ann.ss.14-2-1133, this Corporation has elected that all of the requirements of Part 3 of Article 11 of the Georgia Business Corporation Code shall be applicable to this Corporation.

                                  ARTICLE NINE

                     Indemnification and Interested Parties

     9.1 Basis for Indemnification.

          (a)  Subject  to the  conditions  set  forth  in  Section  9.2 of this
     Article, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

          (b)  Subject  to the  conditions  set  forth  in  Section  9.2 of this
     Article, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was a Director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, or subjected to injunctive relief in favor of the Corporation
     (1) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for the types of liability set forth in the Official Code of Ga. Ann. ss. 14-2-832, or (4) for any transaction from which he received an improper personal benefit, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such expenses which the court shall deem proper.

     9.2 Right to Indemnification. To the extent that a Director, officer, employee or agent has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 9.1 of this Article, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith. Except as provided in the preceding sentence and except as may be ordered by a court, any indemnification under Section 9.1 of this Article in favor of any person other than a present or former Director of the Corporation (indemnification of a present or former Director of the Corporation not being subject to the conditions of this Section

9.2) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper under the circumstances because such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Such determination shall be made either by the Board of Directors (or a duly constituted committee thereof) or in the manner specified by the Official Code of Ga. Ann. ss. 14-2-855(b).

     9.3 Expenses. Expenses (including, without limitation, reasonable attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid (and, in the case of a present or former Director of the Corporation, shall be paid) by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors generally or as to a specific case or as to a specific person or persons (designated by name, title or class of persons), upon receipt by the Corporation of (a) a written undertaking executed by or on behalf of the Director, officer, partner, trustee, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article 9, and (b) such person furnishes to the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in causes (1) through
(4) of Section 9.2(b) of this Article.

     9.4 Non-exclusivity. The provisions for indemnification and advancement of expenses provided by this Article 9 shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any bylaw, resolution, agreement or contract, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution, agreement or contract would be placed before the shareholders, both as to action by a Director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, with respect to indemnification or otherwise, may be provided or granted with respect to the liability of any Director, officer, employee or agent in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Corporation, or subjected to injunctive relief in favor of the Corporation, for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for the types of liability set forth in the Official Code of Ga. Ann. ss. 14-2-832, or (d) for any transaction from which he received an improper personal benefit.

     9.5 Insurance.

          (a) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a

     Director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

          (b) If any expenses or other amounts are paid by way of indemnification, otherwise than by action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of shareholders, report the indemnification to its shareholders of record at the time entitled to vote for the election of Directors.

     9.6 Right to Participate in Defense. As a condition to any such right of indemnification, or to receive advancement of expenses, in any action by any third party, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

     9.7 Continuation of Right of Indemnification. The rights to indemnification and advancement of expenses provided in this Article 9 shall continue notwithstanding that a person who would otherwise have been entitled to indemnification or advancement of expenses hereunder shall have ceased to be Director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such persons.

     9.8 Severability. It is the intention of the Corporation that this Article 9 and the indemnification rights provided hereunder shall extend to the maximum indemnification possible under the laws of the State of Georgia and if any one or more words, phrases, clauses, sentences, or sections of this Article 9 should be held unenforceable for any reason, the remaining portions of this Article 9 shall remain in full force and effect.

     9.9 Interested Directors and Officers.

          (a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for the reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

               (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such shareholders; or

               (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the shareholders.

          (b) Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or committee thereof which authorizes the contract or transaction.

                                   ARTICLE TEN

                                  Miscellaneous

     10.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be open to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

     10.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate, but unless otherwise so determined shall begin on the first day of January in each year and shall end on the last day of December in the same year.

     10.3 Seal. The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and the word "Seal" and such other information, including the year of incorporation, in the center thereof as is desired. In lieu thereof, the Corporation may use an impression or writing bearing the words "CORPORATE SEAL" enclosed in parentheses or scroll, which shall also be deemed the seal of the Corporation.

     10.4 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) an earnings statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

     10.5 Execution of Documents. No attestation by the Secretary or an Assistant Secretary shall be necessary to make any contract; conveyance or other document valid and legally binding which has been executed by and on behalf of the Corporation by an officer or officers thereunto duly authorized in the manner provided for in these Bylaws.

                                 ARTICLE ELEVEN

                                   Amendments

     11.1 Power to Amend Bylaws. The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

     11.2 Conditions. Action taken by the shareholders with respect to Bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors and present at a duly convened shareholders meeting, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.









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